Exhibit 99.1
AXT, Inc. First Quarter 2026 Results April 30, 2026 Page 1 of 6

AXT, Inc. Announces First Quarter 2026 Financial Results

FREMONT, Calif., April 30, 2026 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the first quarter, ended March 31, 2026.

Management Qualitative Comments

“This is an incredibly exciting time for AXT,” said Morris Young, chief executive officer. “Last week we completed a capital raise for $632.5 million in support of Tongmei’s indium phosphide capacity expansion as well as R&D investment in new products like 6-inch indium phosphide. Indium phosphide substrates are a key ingredient in high-speed optical data transmission required in AI focused data centers. Thanks goes to our investors who are helping us address the strong demand we are seeing. As the market continues to grow, capacity will become a critical enabler. Longer-term capacity planning is one of the most important discussions we are having today with customers and major supply chain players in our space. The message we have for them is this: AXT is stepping up. We believe we are in the best position to support and enable our industry in meeting the current and future needs.”

First Quarter 2026 Results

In order to provide better clarity on its operational and financial results, AXT reports its financial results on both a GAAP and non-GAAP basis. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the first quarter of 2026 was $26.9 million, compared with $23.0 million for the fourth quarter of 2025 and $19.4 million for the first quarter of 2025.

●	GAAP gross margin was 29.6 percent of revenue for the first quarter of 2026, compared with 20.9 percent of revenue for the fourth quarter of 2025 and (6.4) percent for the first quarter of 2025.

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Non-GAAP gross margin, after excluding charges for stock-based compensation, was 29.9 percent of revenue for the first quarter of 2026, compared with 21.5 percent of revenue for the fourth quarter of 2025 and (6.1) percent for the first quarter of 2025.

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GAAP net loss, after minority interests, for the first quarter of 2026 was a net loss of $1.6 million, or $0.03 per share, compared with a net loss of $3.5 million, or $0.08 per share, for the fourth quarter of 2025 and a net loss of $8.8 million, or $0.20 per share, for the first quarter of 2025.

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Non-GAAP net loss for the first quarter of 2026 was a net loss of $0.6 million, or $0.01 per share, compared with a net loss of $2.3 million, or $0.05 per share, for the fourth quarter of 2025 and a net loss of $8.2 million, or $0.19 per share, for the first quarter of 2025.

AXT, Inc. First Quarter 2026 Results

April 30, 2026

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (833) 461-5787 (passcode 619252830). The call will also be simulcast at www.axt.com. The webcast will be available at http://www.axt.com until April 30, 2027. Additional investor information can be accessed at http://www.axt.com.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

AXT, Inc. First Quarter 2026 Results April 30, 2026 Page 3 of 6

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, for example, our plans and ability to step up by adding manufacturing capacity and to enable our industry to meet future demands and needs for our indium phosphide wafer substrates. Statements relating to our expectations regarding the receipt of export permits for our indium phosphide substrates, results of operations, market and customer demand for our products, our ability to expand our markets or increase sales, emerging applications using chips or devices fabricated on our substrates, including the use of indium phosphide wafer substrates in artificial intelligence (“AI”) applications, product yields and gross margins, expense levels, our investments in capital projects, ramping production at our sites, our ability to utilize or increase our manufacturing capacity, and our belief that we have adequate cash and investments to meet our needs are also forward-looking statements. Additionally, statements regarding completing steps in connection with the proposed listing of shares of Tongmei on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”), being accepted to list shares of Tongmei on the STAR Market, the timing and completion of such listing of shares of Tongmei on the STAR Market are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These statements appear in this press release and elsewhere, include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions which could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks, uncertainties and assumptions include, but are not limited to, the receipt of export permits for our indium phosphide substrates, the withdrawal, cancellations or requests for redemptions by private equity funds in China of their investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market, geopolitical tensions between China and the United States, and other factors described and captioned “Risk Factors” in  the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2026 Results April 30, 2026 Page 4 of 6

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025

Revenue	$26,924	$19,356
Cost of revenue	18,946	20,597
Gross profit (loss)	7,978	(1,241)
Operating expenses:
Selling, general and administrative	6,551	5,916
Research and development	3,012	3,118
Total operating expenses	9,563	9,034
Loss from operations	(1,585)	(10,275)
Interest income (expense), net	101	(269)
Equity in income of unconsolidated joint ventures	353	248
Other income, net	76	354
Loss before provision for income taxes	(1,055)	(9,942)
Provision for income taxes	430	74
Net loss	(1,485)	(10,016)
Less: Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(135)	1,218
Net loss attributable to AXT, Inc.	$(1,620)	$(8,798)
Net loss attributable to AXT, Inc. per common share:
Basic	$(0.03)	$(0.20)
Diluted	$(0.03)	$(0.20)
Weighted-average number of common shares outstanding:
Basic	53,319	43,554
Diluted	53,319	43,554

AXT, Inc. First Quarter 2026 Results April 30, 2026 Page 5 of 6

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$41,769	$120,266
Restricted cash	16,100	8,100
Short-term investments	65,375	—
Accounts receivable, net	32,016	26,849
Inventories	90,168	81,651
Prepaid expenses and other current assets	8,347	9,690
Total current assets	253,775	246,556
Property, plant and equipment, net	164,622	161,860
Operating lease right-of-use assets	1,854	1,982
Other assets	24,347	23,353
Total assets	$444,598	$433,751
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,141	$12,947
Accrued liabilities	12,864	14,798
Short-term loans	68,871	62,796
Total current liabilities	97,876	90,541
Noncurrent operating lease liabilities	1,309	1,441
Other long-term liabilities	8,447	7,138
Total liabilities	107,632	99,120

Redeemable noncontrolling interests	38,516	38,056

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	56	55
Additional paid-in capital	342,434	339,922
Accumulated deficit	(66,544)	(64,924)
Accumulated other comprehensive loss	(4,604)	(5,295)
Total AXT, Inc. stockholders’ equity	274,874	273,290
Noncontrolling interests	23,576	23,285
Total stockholders’ equity	298,450	296,575
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$444,598	$433,751

AXT, Inc. First Quarter 2026 Results April 30, 2026 Page 6 of 6

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2026	2025
GAAP gross profit (loss)	$7,978	$(1,241)
Stock-based compensation expense	65	63
Non-GAAP gross profit (loss)	$8,043	$(1,178)

GAAP operating expenses	$9,563	$9,034
Stock-based compensation expense	970	583
Non-GAAP operating expenses	$8,593	$8,451

GAAP loss from operations	$(1,585)	$(10,275)
Stock-based compensation expense	1,035	646
Non-GAAP loss from operations	$(550)	$(9,629)

GAAP net loss	$(1,620)	$(8,798)
Stock-based compensation expense	1,035	646
Non-GAAP net loss	$(585)	$(8,152)

GAAP net loss per diluted share	$(0.03)	$(0.20)
Stock-based compensation expense per diluted share	$0.02	$0.01
Non-GAAP net loss per diluted share	$(0.01)	$(0.19)

Shares used to compute diluted net income per share	53,319	43,554